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                                                                  Exhibit 10.14

                            INDEMNIFICATION AGREEMENT


      THIS INDEMNIFICATION AGREEMENT, made and entered into this    day of
      ("Agreement"), by and between HERLEY INDUSTRIES, INC., a Delaware corporation (the "Corporation", which term shall include any one or more of its
subsidiaries where appropriate), and          ("Indemnitee";)

      WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, such corporations; and

      WHEREAS, the statutes and judicial duties regarding the duties of officers and directors are often difficult to apply, ambiguous or conflicting and therefore fail to provide such directors and officers with adequate and reliable knowledge of legal risks to which they are exposed or information regarding the proper cause of action to take; and

      WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to

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indemnification have increased the difficulty of attracting and retaining such persons; and

      WHEREAS, the Board of Directors of the Corporation (the "Board of Directors") has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation's stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future; and

      WHEREAS, the Corporation believes it is unfair for the directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer acted in good faith; and

      WHEREAS, Section 145 of the General Corporation law of Delaware ("Section 145") under which the Corporation is organized, empowers the Corporation to indemnify its officers and directors by agreement and expressly provides that the indemnification provided by Section 145 is not exclusive; and

      WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified; and


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      WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Corporation on the condition that he be so indemnified;

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

      1.    DEFINITIONS FOR PURPOSES OF THIS AGREEMENT:

            (a) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A (or in response to any similar item or similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger,


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consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; (iii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; or (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

            (b) "Potential Change in Control" shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit


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plan of the Corporation or a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the Corporation's then outstanding Voting Securities, increases his beneficial ownership of such securities by five percentage points or more over the percentage so owned by such person; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

            (c) "Corporate Status" describes the status of a person who is or was or has agreed to become a director of the Corporation, or is or was an officer of the Corporation.

            (d) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

            (e) "Expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Corporation or any third party, provided


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that the rate of compensation and estimated time involved is approved in advance by the Board of Directors), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement,
Section 145 or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines or penalties actually levied against the Indemnitee.

            (f) "Independent Counsel" means (i) Blau, Kramer, Wactlar & Lieberman, P.C., (ii) any other law firm or member of a law firm which the Board of Directors subsequently may designate from time to time; or (iii) any law firm or member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement arising on or after the date of this Agreement, regardless of when the Indemnitee's act or failure to act occurred.


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            (g) "Proceeding" includes any threatened, pending or completed inquiry, action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 12(a) of this Agreement to enforce his rights under this Agreement.

      2.    SERVICES BY INDEMNITEE.

            Indemnitee agrees to serve or continue to serve as a officer and director of the Corporation so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the By-Laws of the Corporation or the By-Laws of any subsidiary of the Corporation or until such time as he tenders his resignation in writing. This Agreement shall not impose any obligation on the Indemnitee or the Corporation to continue the Indemnitee's position with the Corporation beyond any period otherwise applicable, nor to create any right to continued employment of the Indemnitee in any capacity.

      3.    GENERAL.

            The Corporation shall indemnify, and shall advance Expenses to Indemnitee as provided in this Agreement and to the fullest extent permitted by law.


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      4.    PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE
            CORPORATION.

            Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 4, Indemnitee shall be indemnified against Expenses, judgments, fines and amounts paid in settlement actually incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

      5.    PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

            Indemnitee shall be entitled to the rights of indemnification provided in this Section 5, if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually incurred by him or on his behalf in connection with such Proceeding if he acted


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in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation if such indemnification is not permitted by Delaware or other applicable law; provided, however, that indemnification against Expenses nevertheless shall by made by the Corporation in such event to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

      6. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL.

            Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually incurred by


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him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section, but without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      7.    ADVANCE OF EXPENSES.

            The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall evidence or reflect the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is determined ultimately that Indemnitee is not entitled to be indemnified against such Expenses.

      8.    PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

            (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and


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information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Promptly upon receipt of such a request for indemnification, the Secretary of the Corporation shall advise the Board of Directors in writing that Indemnitee has requested indemnification.

            (b) Upon written request by Indemnitee for indemnification pursuant to Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case:
(i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case the determination shall be made in the manner provided below in clauses (ii) or (iii)); (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (iii) as provided in Section 9(b) of this


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Agreement; and, if it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Corporation (regardless of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

            (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement, and no counsel shall have been designated previously by the Board of Directors or the Independent Counsel so designated is unwilling or unable to serve, then,
(i) if no Change of Control shall have occurred, the Independent Counsel shall be selected by the Board of Directors and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected; (ii) if a Change of Control


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shall have occurred, the Independent Counsel shall be selected by Indemnitee
(unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of "Independent Counsel" as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to
Section 8(a) hereof, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this Section 8(c), either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the


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other's selection of Independent Counsel and/or for the appointment as
Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with the performance of his responsibilities pursuant to Section 8(b) hereof, and the Corporation shall pay all reasonable fees and Expenses incident to the implementation of the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

      9.    PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

            (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the


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Indemnitee has submitted a request for indemnification in accordance with
Section 8(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption by any person, persons or entity.

            (b) If the person, persons or entity empowered or selected under
Section 8 of this Agreement to determine whether the Indemnitee is entitled to indemnification shall not have made such determination within 30 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such 30 day period may be extended for a reasonable period of time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to indemnification in good faith requires such additional time for the purpose of obtaining and evaluating information or documentaiton relating thereto. The foregoing provisions of this Section 9(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
Section 8(b) of this Agreement.


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            (c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

      10.   ASSUMPTION OF DEFENSE.

            In the event the Corporation shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in such


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Proceeding at the Indemnitee's expense; and (ii) if (a) the employment of counsel by the Indemnitee has been previously authorized in writing by the Corporation, (b) the Corporation shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of any such defense, or (c) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, the fees and Expenses of the Indemnitee's counsel shall be at the expense of the Corporation.

      11.   ESTABLISHMENT OF A TRUST.

            (a) In the event of a Potential Change in Control, the Corporation, upon written request by the Indemnitee, shall create a trust for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses which at the time of each such request it is reasonably anticipated will be incurred in connection with a Proceeding for which the Indemnitee is entitled to rights of indemnification under Section 4 or 5 hereof, and any and all judgments, fines, penalties and settlement amounts of any and all proceedings for which the Indemnitee is entitled to rights of indemnification under Section 4 or 5 from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust


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pursuant to the foregoing funding obligation shall be determined by the party who would be required to make the determination of the Indemnitee's right to indemnification under Section 8(b) hereof (the "Reviewing Party"). The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Corporation under
Section 7 hereof), (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be an institutional trustee with a highly regarded reputation chosen by the Indemnitee. Nothing in this Section 11 shall relieve the Corporation of any of its obligations under this Agreement.


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            (b) Nothing contained in this Section 11 shall prevent the Board of
Directors of the Corporation in its discretion at any time and from time to time, upon request of the Indemnitee, from providing security to the Indemnitee for the Corporation's obligations hereunder through an irrevocable line of credit, funded trust as described in Section (a) above, or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior consent of the Indemnitee.

      12.   REMEDIES OF INDEMNITEE.

            (a) In the event that (i) a determination is made pursuant to
Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) Expenses are not advanced timely in accordance with
Section 7 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to
Section 6 of this Agreement within ten days after receipt by the Corporation of a written request therefor, (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to


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indemnification or such determination is deemed to have been made pursuant to
Section 9 of this Agreement, or (vi) the Corporation fails to comply with its obligations under Section 11(a) with regard to the establishment or funding of a trust for Expenses, Indemnitee shall be entitled to an adjudication of his entitlement to such indemnification, advancement of Expenses or the establishment and funding of the trust in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12. The Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

            (b) In the event that a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial


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proceeding or arbitration commenced pursuant to this Section 12 the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

            (c) If a determination shall have been made or deemed to have been made pursuant to Section 8 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12 absent
(i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

            (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

            (e) In the event that Indemnitee, pursuant to this Section 12 seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to


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recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in this Agreement) actually incurred by him in connection with obtaining such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

      13.   NON-EXCLUSIVITY; DURATION OF AGREEMENT; INSURANCE; SUBROGATION.

            (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation's certificate of incorporation or by-laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as an officer or director of the Corporation, or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of


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indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

            (b) (i) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors and officers of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for any such director or officer under such policy or policies. The Corporation shall take all necessary or appropriate action to cause such insurers to pay on behalf of the Indemnitee all amounts payable as a result of the commencement of a proceeding in accordance with the terms of such policy.

                  (ii) For a period of three years after the date the Indemnitee shall have ceased to serve as an officer or director of the Corporation, the Corporation will provide officers and directors liability insurance for Indemnitee on terms no less favorable than the terms of the liability insurance which the Corporation then provides to the current officers and directors, provided that the Corporation provides officers and directors liability insurance to its current


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officers and directors, and provided further that the annual premiums for the liability insurance to be provided to the Indemnitee do not exceed by more than 50% the premium charged for the coverage available for any of the Corporation's current officers and directors.

            (c) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

            (d) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee otherwise actually has received such payment under any insurance policy, contract, agreement or otherwise.

      14.   SEVERABILITY.

            If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      15.   EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES.

            Except as otherwise provided specifically herein, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim herein, brought or made by him against the Corporation.

      16.   HEADINGS.

            The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

      17.   MODIFICATION AND WAIVER.

            This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      18.   NOTICE BY INDEMNITEE.

            Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder.

      19.   NOTICES.

            All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

            (a)   If to Indemnitee, to:



            (b)   It to the Corporation, to:

                  Herley Industries, Inc.
                  10 Industry Drive
                  Lancaster, Pennsylvania 17603

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

      20.   GOVERNING LAW.

            The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

      21.   PRIOR AGREEMENTS SUPERCEDED.

            This Agreement supresedes all prior agreements or understandings between the parties relating to indemnification, whether oral or written.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


ATTEST:                                 HERLEY INDUSTRIES, INC.



--------------------------------             --------------------------------


                                        INDEMNITEE:



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